Press Release

Contact:
Corey Chambas
President and Chief Executive Officer
First Business Financial Services, Inc.
608-232-5901
cchambas@firstbusiness.bank

FIRST BUSINESS BANK ANNOUNCES 2023 CFO SUCCESSION PLAN
-- Chief Financial Officer Ed Sloane to retire in March 2023 and Chief Accounting Officer Brian Spielmann named as his successor --

MADISON, Wis., May 19, 2022 (BUSINESS WIRE) -- First Business Financial Services, Inc. (the “Company”, the “Bank”, or “First Business Bank”) (Nasdaq:FBIZ) announced that Chief Financial Officer Edward G. Sloane, Jr. intends to retire on March 31, 2023 and that the Company plans to name Chief Accounting Officer Brian D. Spielmann to succeed him as CFO effective the same date.

“Brian has an in-depth understanding of our Bank, our finance and accounting team, and our strategic vision for continued growth and success, as well as the needs of our internal and external stakeholders,” President and Chief Executive Officer Corey Chambas said. “As a strategic contributor and trusted advisor to me and the entire management team for many years, Brian truly embodies First Business Bank’s commitment to create value by living our values and is ideally suited to serve as our next CFO.”

Spielmann will serve as Deputy Chief Financial Officer and Chief Accounting Officer until he succeeds Sloane as CFO of the holding Company and First Business Bank on March 31. The 16-year Company veteran has played an instrumental role in First Business Bank’s strategic planning, capital planning, asset/liability management, liquidity management, financial reporting and investor relations activities. Prior to being named Chief Accounting Officer in 2020, Spielmann held a number of progressive financial leadership roles after joining First Business Bank in 2006. He earned his accounting degree from Bradley University and his Masters of Business Administration from Edgewood College. A certified public accountant, Spielmann also completed the ABA Stonier Graduate School of Banking program and holds a Leadership Certificate in Banking from the University of Pennsylvania – The Wharton School.

“I’ve had the pleasure of working closely with Brian since I arrived at the Bank and know the finance team and the Company as a whole will be in excellent hands with him as First Business Bank’s CFO,” Sloane said. “I want to thank Corey, the Board and all of my colleagues for the incredible opportunity they’ve given me to contribute to this special Company’s mission and the Madison community that I’m very proud to now call home.”

Sloane’s distinguished 40-year career includes serving as First Business Bank’s CFO since 2016. Previously, he was CFO of Peoples Bancorp, Inc. and served in a variety of roles at WesBanco, Inc., including Senior Vice President of Strategic Planning. Sloane received a BSBA from Marshall University, a Leadership Certificate from the Graduate School of Banking at the University of Wisconsin-Madison, and is a certified public accountant.

“Ed joined First Business Bank as our CFO more than six years ago, and we have benefitted tremendously from his decades of regional and community bank experience,” Chambas added. “Nowhere is Ed’s impact on our organization more evident than in the outstanding finance and accounting team he has built for the Bank, including the development of a strong cadre of emerging leaders. I am very pleased that we can continue to rely on his expertise over the next 10 months as he and Brian continue to work closely together to support the ongoing execution of our growth initiatives and overall strategic plan.”

About First Business Bank
First Business Bank specializes in Business Banking, including Commercial Banking and Specialty Finance, Private Wealth, and Bank Consulting Services, and through its refined focus delivers unmatched expertise, accessibility, and responsiveness. Specialty Finance solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC. First Business Bank is a wholly owned subsidiary of First Business Financial Services, Inc. (Nasdaq: FBIZ). For additional information, visit firstbusiness.bank.

This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business Bank’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among others, those described in the Company’s annual report on Form 10-K for the year ended December 31, 2021 and other filings with the Securities and Exchange Commission.

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